UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

January 7, 2009

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MEDIS TECHNOLOGIES LTD.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

0-30391 (COMMISSION FILE NUMBER)	13-3669062 (I.R.S. EMPLOYER IDENTIFICATION NO.)

805 Third Avenue
New York, New York 10022
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 935-8484
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Certain Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2009, Medis Technologies Ltd. (the “Company”) and Jacob S. Weiss, a director of the Company, agreed to amend the terms of a Restricted Stock Agreement, dated as of April 25, 2008 (the “Original Agreement”). Pursuant to the amendment, Mr. Weiss would not forfeit the unvested shares of restricted stock granted pursuant to the Original Agreement in the event he resigns or otherwise ceases to provide services to the Company, due to Mr. Weiss providing services to the Company for in excess of six years.  The vesting schedule set forth in the Original Agreement shall continue in accordance with its terms.

A copy of the amendment to the Original Agreement is being filed as Exhibit 99.1 to this report and incorporated herein by reference.

On January 7, 2009, Jacob S. Weiss announced to the Company his decision to resign as a member of the Board of Directors of the Company effective January 12, 2009. Mr. Weiss’ decision to resign was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01  Other Events.

On January 7, 2009, the Company issued a press release announcing several appointments to its executive and operational management team.

A copy of the press release is being furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Shell Company Transactions - None

(d) Exhibits

Exhibit No.	Description

99.1	Amendment to Restricted Share Agreement
99.2	Press release issued on January 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2009
MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Deputy Chairman & Executive Vice President